CONFIRMING STATEMENT


This Statement confirms that the undersigned has authorized and designated CAROL K. NELSON or LARS H. JOHNSON to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of CASCADE FINANCIAL CORPORATION. The authority of CAROL K. NELSON and LARS H. JOHNSON under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 or 5 with regard to the undersigned's ownership of or transactions in securities of CASCADE FINANCIAL CORPORATION, unless earlier revoked in writing. The undersigned acknowledges that CAROL K. NELSON and LARS H. JOHNSON are not assuming, nor is CASCADE FINANCIAL CORPORATION assuming, any of the under-signed's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:  9/28/2006.



					/s/  Katherine M. Lombardo
					____________________________
					Katherine M. Lombardo